Exhibit 6.8

RENTBERRY, INC.

COMMON STOCK PURCHASE AGREEMENT

This COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of June 30, 2016 (the “Effective Date”) by and between RENTBERRY, INC., a Delaware corporation (the “Company”), and an individual, DENYS GOLUBOVSKYI (“Purchaser”).

1. Sale of Stock. Subject to the terms and conditions of this Agreement, simultaneously with the execution and delivery of this Agreement by the parties or on such other date as the Company and Purchaser shall agree (the “Purchase Date”), the Company will issue and sell to Purchaser, and Purchaser agrees to purchase from the Company, 250,000 shares of the Company’s Common Stock (the “Shares”) at a purchase price of $0.0001 per share for a total purchase price of $25 (the “Aggregate Purchase Price”). On the Purchase Date, Purchaser will deliver the Aggregate Purchase Price to the Company and the Company will enter the Shares in Purchaser’s name as of such date in the books and records of the Company or, if applicable, a duly authorized transfer agent of the Company. The Company will deliver to Purchaser a certificate with respect to the Shares as soon as practicable following such date. As used elsewhere herein, the term “Shares” refers to all of the Shares purchased hereunder and all securities received in connection with the Shares pursuant to stock dividends or splits, all securities received in replacement of the Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other property to which Purchaser is entitled by reason of Purchaser’s ownership of the Shares.

2. Consideration for Shares. As consideration for the Shares, Purchaser will deliver the Aggregate Purchase Price by check made out to the Company.

3. Limitations on Transfer. Purchaser shall not assign, encumber or dispose of any interest in the Shares except to the extent permitted by, and in compliance with the provisions below, the transfer restrictions set forth in the Company’s Bylaws and applicable securities laws.

(a) Repurchase Option; Vesting.

(i)  In the event of the voluntary or involuntary termination of Purchaser’s Continuous Service Status (as defined below) for any reason (excluding death or Disability (as defined below)), with or without cause, the Company shall upon the date of such termination (the “Termination Date”) have an irrevocable, exclusive option (the “Repurchase Option”) for a period of 9 months from such date to repurchase all or any portion of the Unvested Shares (as defined below) held by Purchaser as of the Termination Date at the original purchase price per Share (adjusted for any stock splits, stock dividends and the like) specified in Section 1. As used in this Agreement, “Unvested Shares” means Shares that have not yet been released from the Repurchase Option.

(ii)  Unless the Company notifies Purchaser within 9 months from the Termination Date that it does not intend to exercise its Repurchase Option with respect to some or all of the Unvested Shares, the Repurchase Option shall be deemed automatically exercised by the Company as of the end of such 9 month period following such Termination Date, provided that the Company may notify Purchaser that it is exercising its Repurchase Option as of a date prior to the end of such 9 month period. Unless Purchaser is otherwise notified by the Company pursuant to the preceding sentence that the Company does not intend to exercise its Repurchase Option as to some or all of the Unvested Shares to which it applies at the time of termination, execution of this Agreement by Purchaser constitutes written notice to Purchaser of the Company’s intention to exercise its Repurchase Option with respect to all Unvested Shares to which such Repurchase Option applies. The Company, at its choice, may satisfy its payment obligation to Purchaser with respect to exercise of the Repurchase Option by either (A) delivering a check to Purchaser in the amount of the purchase price for the Unvested Shares being repurchased, or (B) in the event Purchaser is indebted to the Company, canceling an amount of such indebtedness equal to the purchase price for the Unvested Shares being repurchased, or (C) by a combination of (A) and (B) so that the combined payment and cancellation of indebtedness equals such purchase price. In the event of any deemed automatic exercise of the Repurchase Option pursuant to this Section 3(a)(ii) in which Purchaser is indebted to the Company, such indebtedness equal to the purchase price of the Unvested Shares being repurchased shall be deemed automatically canceled as of the end of the 9 month period following the Termination Date unless the Company otherwise satisfies its payment obligations. As a result of any repurchase of Unvested Shares pursuant to this Section 3(a), the Company shall become the legal and beneficial owner of the Unvested Shares being repurchased and shall have all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name the number of Unvested Shares being repurchased by the Company, without further action by Purchaser.

(iii)  100% of the Shares shall initially be subject to the Repurchase Option (the “Vesting Shares”). 62,500 (25%) of the Vesting Shares shall be released from the Repurchase Option on June 30, 2017 and an additional 1/48 of the Vesting Shares shall be released from the Repurchase Option on the last day of each month thereafter until all Vesting Shares are released from the Repurchase Option; provided, however, that such scheduled releases from the Repurchase Option shall immediately cease as of the Termination Date. Fractional shares shall be rounded to the nearest whole share.

(iv)  Notwithstanding the foregoing, if Disability, death or Change of Control (as defined below) occurs, the vesting of the Unvested Shares shall accelerate such that this Repurchase Option shall lapse as to 100% of the Unvested Shares, effective as of immediately prior to consummation of the Change of Control or prior to the moment when Purchaser became Disabled or died. As used herein, “Change of Control” means (i) a sale of all or substantially all of the Company’s assets other than to an Excluded Entity (as defined below); (ii) a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, limited liability company or other entity other than an Excluded Entity; or (iii) the consummation of a transaction, or series of related transactions, in which any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of all of the Company’s then outstanding voting securities. Notwithstanding the foregoing, a transaction shall not constitute a Change of Control if its purpose is to (A) change the jurisdiction of the Company’s incorporation, (B) create a holding company that will be owned in substantially the same proportions by the persons who hold the Company’s securities immediately before such transaction, or (C) obtain funding for the Company in a financing that is approved by the Company’s Board. An “Excluded Entity” means a corporation, limited liability company or other entity of which the holders of voting capital stock of the Company outstanding immediately prior to such transaction are the direct or indirect holders of voting securities representing at least a majority of the votes entitled to be cast by all of such corporation’s, limited liability company’s or other entity’s voting securities outstanding immediately after such transaction

(b)  Right of First Refusal. Before any Shares held by Purchaser or any transferee of Purchaser (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section 3(b) (the “Right of First Refusal”), which the Company may either (1) exercise its Right of First Refusal and purchase the Shares as forth in this Section 3(b) or (2) reject to exercise its Right of First Refusal and permit the transfer of the Shares to the Proposed Transferee (as defined below).

(i)  Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the “Notice”) stating: (A) the Holder’s intention to sell or otherwise transfer such Shares; (B) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (C) the number of Shares to be transferred to each Proposed Transferee; (D) the terms and conditions of each proposed sale or transfer, including (without limitation) the purchase price for such Shares (the “Transfer Purchase Price”); and (E) the Holder’s offer shall offer to the Company or its assignee(s) to purchase the Shares at the Transfer Purchase Price and upon the same terms (or terms as similar as reasonably possible).

(ii)  Exercise of Right of First Refusal. At any time within 30 days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase any or all of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the Transfer Purchase Price, provided that if the Transfer Purchase Price consists of no legal consideration (as, for example, in the case of a transfer by gift), the purchase price will be the fair market value of the Shares as determined in good faith by the Company’s Board of Directors. If the Transfer Purchase Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Company’s Board of Directors in good faith.

(iii)  Payment. Payment of the Transfer Purchase Price shall be made, at the election of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness, or by any combination thereof within 60 days after receipt of the Notice or in the manner and at the times mutually agreed to by the Company (or its assignee(s)) and the Holder.

(iv)  Holder’s Right to Transfer. If any of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section 3(b), then the Holder may sell or otherwise transfer any unpurchased Shares to the Proposed Transferee at the Transfer Purchase Price or at a higher price, provided that such sale or other transfer is consummated within 120 days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with the transfer restrictions set forth in the Company’s Bylaws and any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section 3 shall continue to apply to the Shares in the hands of such Proposed Transferee. The Company, in consultation with its legal counsel, may require the Holder to provide an opinion of counsel evidencing compliance with applicable securities laws. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, or if the Holder proposes to change the price or other terms to make them more favorable to the Proposed Transferee, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

(v)  Exception for Certain Family Transfers. Anything to the contrary contained in this Section 3(b) notwithstanding, the transfer of any or all of the Shares during Purchaser’s lifetime or on Purchaser’s death by will or intestacy to Purchaser’s Immediate Family or to a trust for the benefit of Purchaser or Purchaser’s Immediate Family shall be exempt from the provisions of this Section 3(b). “Immediate Family” as used in this Agreement shall mean lineal descendant or antecedent, spouse (or spouse’s antecedents), father, mother, brother or sister (or their descendants), stepchild (or their antecedents or descendants), aunt or uncle (or their antecedents or descendants), brother-in-law or sister- in-law (or their antecedents or descendants) and shall include adoptive relationships, or any person sharing Purchaser’s household (other than a tenant or an employee). In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section 3, and there shall be no further transfer of such Shares except in accordance with the terms of this Section 3.

(c)  Company’s Right to Purchase upon Involuntary Transfer. In the event, at any time after the date of this Agreement, of any transfer by operation of law or other involuntary transfer (including divorce or intestate transfer upon death, but excluding transfer upon death by will (to any transferee) or a transfer to Immediate Family as set forth in Section 3(b)(v) above) of all or a portion of the Shares by the record holder thereof, the Company shall have the right to purchase any or all of the Shares transferred at the fair market value of the Shares on the date of transfer (as determined by the Company in its sole discretion). Upon such a transfer, the Holder shall promptly notify the Secretary of the Company of such transfer. The right to purchase such Shares shall be provided to the Company for a period of 30 days following receipt by the Company of written notice from the Holder.

(d)  Assignment. The right of the Company to purchase any part of the shares may be assigned in whole or in part to any holder or holders of capital stock of the Company or other persons or organizations.

(e)  Restrictions Binding on Transferees. All transferees of Shares or any interest therein will receive and hold such Shares or interest subject to the provisions of this Agreement, including, insofar as applicable, the Repurchase Option. Any sale or transfer of the Shares shall be void unless the provisions of this Agreement are satisfied.

(f)  Termination of Rights. The Right of First Refusal granted the Company by Section 3(b) above and the right to repurchase the Shares in the event of an involuntary transfer granted the Company by Section 3(c) above shall terminate upon (i) the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) (other than a registration statement relating solely to the issuance of Common Stock pursuant to a business combination or an employee incentive or benefit plan) or (ii) any transfer or conversion of Shares made pursuant to a statutory merger or statutory consolidation of the Company with or into another corporation or corporations if the common stock of the surviving corporation or any direct or indirect parent corporation thereof is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(g)  Lock-up Agreement. If so requested by the Company or the underwriters in connection with the initial public offering of the Company’s securities registered under the Securities Act of 1933, as amended, Purchaser shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company however or whenever acquired (except for those being registered) without the prior written consent of the Company or such underwriters, as the case may be, for 180 days from the effective date of the registration statement, plus such additional period, to the extent required by FINRA rules, up to a maximum of 216 days from the effective date of the registration statement, and Purchaser shall execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of such offering.

4.  Escrow of Unvested Shares. For purposes of facilitating the enforcement of the provisions of Section 3, Purchaser agrees, immediately upon receipt of the stock certificate or, in the case of uncertificated securities, notice of issuance, for the Shares subject to the Repurchase Option, to deliver any such stock certificate(s) as well as a Stock Power in the form attached to this Agreement as Exhibit A executed by Purchaser and by Purchaser’s spouse (if required for transfer), in blank, to the Secretary of the Company, or the Secretary’s designee, to hold such Shares (and stock certificate(s), if any) and Stock Power in escrow and to take all such actions and to effectuate all such transfers and/or releases as are required in accordance with the terms of this Agreement. Purchaser hereby acknowledges that the Secretary of the Company, or the Secretary’s designee, is so appointed as the escrow holder with the foregoing authorities as a material inducement to make this Agreement and that said appointment is coupled with an interest and is accordingly irrevocable. Purchaser agrees that said escrow holder shall not be liable to any party hereof (or to any other party). The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time. Purchaser agrees that if the Secretary of the Company, or the Secretary’s designee, resigns as escrow holder for any or no reason, the Board of Directors of the Company shall have the power to appoint a successor to serve as escrow holder pursuant to the terms of this Agreement.

5.  Investment and Taxation Representations. In connection with the purchase of the Shares, Purchaser represents to the Company the following:

(a)  Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Purchaser is purchasing the Shares for investment for Purchaser’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act or under any applicable provision of state law. Purchaser does not have any present intention to transfer the Shares to any other person or entity.

(b)  Purchaser understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed herein.

(c)  Purchaser further acknowledges and understands that the securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser further acknowledges and understands that the Company is under no obligation to register the securities.

(d)  Purchaser is familiar with the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer of the securities (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Purchaser understands that the Company provides no assurances as to whether he or she will be able to resell any or all of the Shares pursuant to Rule 144, which rule requires, among other things, that the Company be subject to the reporting requirements of the Exchange Act, that resales of securities take place only after the holder of the Shares has held the Shares for certain specified time periods, and under certain circumstances, that resales of securities be limited in volume and take place only pursuant to brokered transactions. Notwithstanding this Section 5(d), Purchaser acknowledges and agrees to the restrictions set forth in Section 5(e) below.

(e)  Purchaser further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

(f)  Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has had an opportunity to consult any tax consultants in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

(g)  Purchaser represents that Purchaser is not subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(l)(i) to (viii) under the Securities Act (attached hereto as Exhibit C).

(h)  Purchaser represents and warrants to the Company that Purchaser is not a “U.S. person” as that term is defined in Rule 902(c) of Regulation S at the time of signing this Agreement and that Purchaser simultaneously with this Agreement enters into a Regulation S Subscription Agreement which shall constitute an inherent part of this Agreement and is attached hereto as Exhibit D.

6. Restrictive Legends.

(a)  Legends. Any stock certificate or, in the case of uncertificated securities, notice of issuance, for the Shares, shall bear the following legends (as well as any legends required by applicable state and federal corporate and securities laws):

(i)  “THE SECURITIES REFERENCED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE, AND THEY HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, ANY RESALE OR DISTRIBUTION THEREOF. THE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM. THE ISSUES OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE SECURITIES LAWS.”

(ii)  “THE SECURITIES REFERENCED HEREIN MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH AND MAY BE OBTAINED FROM THE SECRETARY OF THE COMPANY AT NO CHARGE.”

(iii)  “THE TRANSFER OF SECURITIES REFERENCED HEREIN IS SUBJECT TO RESTRICTIONS REQUIRING APPROVAL OF THE COMPANY PURSUANT TO AND IN ACCORDANCE WITH THE COMPANY’S BYLAWS, COPIES OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS. THE COMPANY SHALL NOT REGISTER OR OTHERWISE RECOGNIZE OR GIVE EFFECT TO ANY PURPORTED TRANSFER OF SHARES OF STOCK THAT DOES NOT COMPLY WITH THE COMPANY’S BYLAWS.”

(iv)  “THE SECURITIES REFERENCED HEREIN HAVE NOT BEEN REGISTERED UNDER THE ACT, AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF PRIOR TO ONE YEAR FROM THE DATE OF THE CLOSING AT WHICH SUCH SHARES WERE PURCHASED WITHIN THE UNITED STATES, CANADA, THEIR TERRITORIES AND POSSESSIONS OR ANY AREA SUBJECT TO THEIR JURISDICTION, OR TO ANY CITIZEN OR RESIDENT OF THE UNITED STATES OR CANADA, OR ANY STATE, TERRITORY OR POSSESSION THEREOF, INCLUDING ANY ESTATE OF SUCH PERSON OR ANY CORPORATION, PARTNERSHIP, TRUST OR OTHER ENTITY CREATED OR EXISTING UNDER THE LAWS THEREOF, AND THEREAFTER MAY NOT BE SO TRANSFERRED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR IN COMPLIANCE WITH RULE

144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.”

(b)  Stop-Transfer Notices. Purchaser agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)  Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

(d)  Legend and Notice Removal. When all of the following events have occurred, the Shares then held by Purchaser will no longer be subject to the legend specified in Section 6(a)(ii) and the Company will remove any stop-transfer notices associated with the transfer restrictions imposed by this Agreement:

(i)	the termination of the Right of First Refusal;

(ii)	the expiration or exercise in full of the Repurchase Option; and

(iii)	the expiration or termination of the lock-up provisions of Section 3(g) (and of any agreement entered pursuant to Section 3(g)).

After such time and upon Purchaser’s request, a new stock certificate or, in the case of uncertificated securities, notice of issuance, for the remaining Shares, shall be issued without the legend specified in Section 6(a)(ii) and delivered to Purchaser.

7.  No Employment Rights. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a parent, subsidiary or affiliate of the Company, to terminate Purchaser’s employment or consulting relationship, for any reason, with or without cause.

8.  Section 83(b) Election. Purchaser understands that Section 83(a) of the Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income the difference between the amount paid for the Shares and the fair market value of the Shares as of the date any restrictions on the Shares lapse. In this context, “restriction” means the right of the Company to buy back the Shares pursuant to the Repurchase Option set forth in Section 3(a) of this Agreement. Purchaser understands that Purchaser may elect to be taxed at the time the Shares are purchased, rather than when and as the Repurchase Option expires, by filing an election under Section 83(b) (an “83(b) Election”) of the Code with the Internal Revenue Service within 30 days from the date of purchase. Even if the fair market value of the Shares at the time of the execution of this Agreement equals the amount paid for the Shares, the election must be made to avoid income under Section 83(a) in the future. Purchaser understands that failure to file such an election in a timely manner may result in adverse tax consequences for Purchaser. Purchaser further understands that an additional copy of such election form should be filed with Purchaser’s federal income tax return for the calendar year in which the date of this Agreement falls. Purchaser acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to purchase of the Shares hereunder, does not purport to be complete, and is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Purchaser further acknowledges that the Company has directed Purchaser to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which Purchaser may reside, and the tax consequences of Purchaser’s death, and Purchaser has consulted, and has been fully advised by, Purchaser’s own tax advisor regarding such tax laws and tax consequences or has knowingly chosen not to consult such a tax advisor. Purchaser further acknowledges that neither the Company nor any subsidiary or representative of the Company has made any warranty or representation to Purchaser with respect to the tax consequences of Purchaser’s purchase of the Shares or of the making or failure to make an 83(b) Election. PURCHASER (AND NOT THE COMPANY, ITS AGENTS OR ANY OTHER PERSON) SHALL BE SOLELY RESPONSIBLE FOR APPROPRIATELY FILING SUCH FORM WITH THE IRS, EVEN IF PURCHASER REQUESTS THE COMPANY, ITS AGENTS OR ANY OTHER PERSON MAKE THIS FILING ON PURCHASER’S BEHALF.

Purchaser agrees that Purchaser will execute and deliver to the Company with this executed Agreement a copy of the Acknowledgment and Statement of Decision Regarding Section 83(b) Election (the “Acknowledgment”), attached hereto as Exhibit B and, if Purchaser decides to make an 83(b) Election, a copy of the 83(b) Election.

9. Certain Defined Terms.

(a)  “Affiliate” means an entity other than a Subsidiary which, together with the Company, is under common control of a third person or entity.

(b)  “Consultant” means any person, including an advisor but not an Employee, who is engaged by the Company, or any Parent, Subsidiary or Affiliate, to render services (other than capital- raising services) and is compensated for such services, and any Director whether compensated for such services or not.

(c)  “Continuous Service Status” means the absence of any interruption or termination of service as an Employee or Consultant. Continuous Service Status as an Employee or Consultant shall not be considered interrupted or terminated in the case of: (i) Company approved sick leave; (ii) military leave; (iii) any other bona fide leave of absence approved by the Company, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to a written Company policy. Also, Continuous Service Status as an Employee or Consultant shall not be considered interrupted or terminated in the case of a transfer between locations of the Company or between the Company, its Parents, Subsidiaries or Affiliates, or their respective successors, or a change in status from an Employee to a Consultant or from a Consultant to an Employee.

(d) “Director” means a member of the Board of Directors of the Company.

(e) “Disability” means “disability” within the meaning of Section 22(e)(3) of the Code

(f)  “Employee” means any person employed by the Company, or any Parent, Subsidiary or Affiliate, with the status of employment determined pursuant to such factors as are deemed appropriate by the Board of Directors of the Company in its sole discretion, subject to any requirements of applicable laws, including the Code. The payment by the Company of a director’s fee shall not be sufficient to constitute “employment” of such director by the Company or any Parent, Subsidiary or Affiliate.

(g)  “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(h)  “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

10. Miscellaneous.

(a)  Governing Law. The validity, interpretation, construction and performance of this Agreement, and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the state of California, without giving effect to principles of conflicts of law. For purposes of litigating any dispute that may arise directly or indirectly from this Agreement, the parties hereby submit and consent to the exclusive jurisdiction of the state of California and agree that any such litigation shall be conducted only in the courts of California or the federal courts of the United States located California and no other courts.

(b)  Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior or contemporaneous discussions, understandings and agreements, whether oral or written, between them relating to the subject matter hereof.

(c)  Amendments and Waivers. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance.

(d)  Successors and Assigns. Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives. The Company may assign any of its rights and obligations under this Agreement. No other party to this Agreement may assign, whether voluntarily or by operation of law, any of its rights and obligations under this Agreement, except with the prior written consent of the Company.

(e)  Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the Company’s books and records.

(f)  Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(g)  Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(h)  Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement.

(i)  Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to this Agreement or any notices required by applicable law or the Company’s Certificate of Incorporation or Bylaws by email or any other electronic means. Purchaser hereby consents to receive such documents and notices by such electronic delivery and agrees to participate through an on- line or electronic system established and maintained by the Company or a third party designated by the Company.

[Signature Page Follows}

The parties have executed this Common Stock Purchase Agreement as of the date first set forth above.

THE COMPANY:		THE PURCHASER:

RENTBERRY, INC.		DENYS GOLUBOVSKYI

By:	Oleksiy Lyubynskyy	By:	Denys Golubovskyi

Oleksiy Lyubynskyy		Denys Golubovskyi
Title: President

I, Iryna Holubovska, spouse of DENYS GOLUBOVSKYI (“Purchaser”), have read and hereby approve the foregoing Common Stock Purchase Agreement (the “Agreement”). In consideration of the Company’s granting my spouse the right to purchase the Shares as set forth in the Agreement, I hereby agree to be bound irrevocably by the Agreement and further agree that any community property or other such interest that I may have in the Shares shall hereby be similarly bound by the Agreement. I hereby appoint my spouse as my attorney-in-fact with respect to any amendment or exercise or waiver of any rights under the Agreement.

/s/ Iryna Holubovska

EXHIBIT A

STOCK POWER

FOR VALUE RECEIVED, the undersigned (“Holder”), hereby sells, assigns and transfers unto                                                                                   (“Transferee”)                                        shares of the Common Stock of Rentberry, Inc., a Delaware corporation (the “Company”), whether held in certificated or uncertificated form, and does hereby irrevocably constitute and appoint                                                                                                                  to transfer said stock on the books of the Company with full power of substitution in the premises.

Date:	HOLDER:

DENYS GOLUBOVSKYI

	By:	/s/ Denys Golubovskyi
Name: Denys Golubovskyi

This Stock Power may only be used as authorized by the Common Stock Purchase Agreement between the Holder and the Company, dated June 30, 2016 and the exhibits thereto.

Instructions: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its repurchase option set forth in the Agreement without requiring additional signatures on the part of Holder.

IF YOU WISH TO MAKE A SECTION 83(B) ELECTION, THE FILING OF SUCH ELECTION IS YOUR RESPONSIBILITY

THE FORM FOR MAKING THIS SECTION 83(B) ELECTION IS PROVIDED TO YOU WITH THIS AGREEMENT.

YOU MUST FILE THIS FORM WITHIN 30 DAYS OF PURCHASING THE SHARES.

YOU (AND NOT THE COMPANY, ANY OF ITS AGENTS OR ANY OTHER PERSON) SHALL BE SOLELY RESPONSIBLE FOR FILING SUCH FORM WITH THE IRS, EVEN IF YOU REQUEST THE COMPANY, ITS AGENTS OR ANY OTHER PERSON TO MAKE THIS FILING ON YOUR BEHALF AND EVEN IF THE COMPANY, ANY OF ITS AGENTS OR ANY OTHER PERSON HAS PREVIOUSLY MADE THIS FILING ON YOUR BEHALF.

The election should be filed by mailing a signed election form by certified mail, return receipt requested to the IRS Service Center where you file your tax returns. See www.irs.gov.

EXHIBIT B

ACKNOWLEDGMENT AND STATEMENT OF DECISION
REGARDING SECTION 83(b) ELECTION

The undersigned has entered into a stock purchase agreement with Rentberry, Inc., a Delaware corporation (the “Company”), pursuant to which the undersigned is purchasing 250,000 shares of Common Stock of the Company (the “Shares”). In connection with the purchase of the Shares, the undersigned hereby represents as follows:

1.  The undersigned has carefully reviewed the stock purchase agreement pursuant to which the undersigned is purchasing the Shares.

2. The undersigned either [check and complete as applicable]:

(a)               has consulted, and has been fully advised by, the undersigned’s own tax advisor,                              , whose business address is                                                                                                                , regarding the federal, state and local tax consequences of purchasing the Shares, and particularly regarding the advisability of making elections pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) and pursuant to the corresponding provisions, if any, of applicable state law; or

(b)               has knowingly chosen not to consult such a tax advisor.

3. The undersigned hereby states that the undersigned has decided [check as applicable]:

(a)               to make an election pursuant to Section 83(b) of the Code, and is submitting to the Company, together with the undersigned’s executed stock purchase agreement, an executed form entitled “Election Under Section 83(b) of the Internal Revenue Code of 1986;” or

(b)               not to make an election pursuant to Section 83(b) of the Code.

4.  Neither the Company nor any subsidiary or representative of the Company has made any warranty or representation to the undersigned with respect to the tax consequences of the undersigned’s purchase of the Shares or of the making or failure to make an election pursuant to Section 83(b) of the Code or the corresponding provisions, if any, of applicable state law.

Date: June 30, 2016		PURCHASER:

DENYS GOLUBOVSKYI

By:	/s/ Iryna Holubovska	By:	/s/ Denys Golubovskyi
Name: Iryna Holubovska		Name: Denys Golubovskyi

EXHIBIT C

RULE 506(d) (1) (i) to (viii)

EXHIBIT D

RENTBERRY, INC.
REGULATION S SUBSCRIPTION AGREEMENT

THE SECURITIES REFERENCED HEREIN HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF PRIOR TO ONE YEAR FROM THE DATE OF THE CLOSING AT WHICH SUCH SHARES WERE PURCHASED WITHIN THE UNITED STATES, CANADA, THEIR TERRITORIES AND POSSESSIONS OR ANY AREA SUBJECT TO THEIR JURISDICTION, OR TO ANY CITIZEN OR RESIDENT OF THE UNITED STATES OR CANADA, OR ANY STATE, TERRITORY OR POSSESSION THEREOF, INCLUDING ANY ESTATE OF SUCH PERSON OR ANY CORPORATION, PARTNERSHIP, TRUST OR OTHER ENTITY CREATED OR EXISTING UNDER THE LAWS THEREOF, AND THEREAFTER MAY NOT BE SO TRANSFERRED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

Number of Shares:	250,000
Price per Share:	$0.0001
Subscription Amount:	$25
Name of Subscriber:	Denys Golubovskyi

This subscription agreement is between the undersigned (the “Subscriber”) and Rentberry, Inc. a Delaware corporation (the “Company”) in connection with the offer and subscription by the Subscriber for 250,000 unregistered shares of the Company’s common stock (the “Shares”) purchased at the purchase price as stated above and on conditions determined by the parties in the common stock purchase agreement entered into between Subscriber and Company (“CSPA”) pursuant to the exemptions from registration contained under Regulation S (“Regulation S”) under the United States Securities Act of 1933, as amended (the “Act”). The term “Shares” shall include the purchased Shares and all securities received in replacement of or in connection with the Shares pursuant to any stock dividends or splits, all securities received in replacement of the Shares in any recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which Subscriber is entitled by reason of Subscriber’s ownership of the Shares. The Shares are “restricted securities” as that term is defined under Rule 144 of the Act, and the Shares may not be sold without being first registered or an exemption from registration is available.

1. Offer to Subscribe; Purchase Price

The Subscriber agrees to subscribe for the Shares outside the United States of America at a Subscription Amount in the aggregate amount of $25 as set forth in CSPA. Upon delivery of this signed Regulation S Subscription Agreement by Subscriber, the Company will deliver certificates for the Shares to the Subscriber within a reasonable time after receipt and acceptance of the signed Regulation S Subscription Agreement and CSPA (the “Closing”). The obligations of the Company are subject to the condition that the Subscriber’s representations and warranties are true at the time of Closing.

2. Representations and Warranties of Subscriber; Certain Covenants

2.1  Offshore Transaction. The Subscriber represents and warrants to the Company that (i) the Subscriber is not a “U.S. person” as that term is defined in Rule 902(c) of Regulation S; (ii) at the time of signing this agreement, the Subscriber was outside the United States and no offer of the Shares was made to the Subscriber within the United States; (iii) the Subscriber purchased the Shares for its own account and not on behalf of any U.S. person, and the sale of the Shares has not been prearranged with any buyer in the United States; and (iv) the Subscriber is not a distributor as defined in Regulation S. The Subscriber will not, before the expiration of one year from the Closing (the “Restricted Period”), offer or sell the Shares to U.S. persons or for the account or benefit of U.S. persons and will offer and sell the Shares only in compliance with the provisions of Regulation S.

2.2  Independent Investigation. The Subscriber, in electing to subscribe for the Shares, relied upon an independent investigation made by it and its representatives, if any, and has been given access to and the opportunity to examine all books and records of the Company, and all material contracts and documents of the Company. The Subscriber has the experience in business and financial matters that make it capable of evaluating the risk of its investment and determining the suitability of its investment.

2.3  No Government Recommendation or Approval. The Subscriber understands that no United States federal or state agency has passed upon or recommended or endorsed the Company, this transaction or the purchase of the Shares. The Subscriber acknowledges that this transaction and the material provided to it has not been reviewed by the United States Securities and Exchange Commission (the “Commission”) or by any state’s or province’s securities authorities.

2.4  No Registration. The Subscriber understands that the Shares have not been registered under the Act and are being offered and sold pursuant to Regulation S based in part upon the representations of the Subscriber, and that the Company is relying on the truth and accuracy of the Subscriber’s representations and warranties to determine whether the offer and sale of the Shares is exempt from registration under the Act.

2.5  Investment Intent. The Subscriber is acquiring the Shares for its own account (or a trust account if the Subscriber is a trustee) and not as a nominee. The Subscriber understands that the purchase of the Shares involves a high degree of risk and that the Subscriber must bear the economic risk of this investment indefinitely unless sale of the Shares is registered pursuant to the Act, or an exemption from registration for their sale is available. The Subscriber understands that, in the view of the Commission, the statutory basis for the exemption claimed for this transaction would not be present if the offering of the Shares, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the Act. The Subscriber is acquiring the Shares for investment purposes and has no present intention to sell the Shares in the United States, to a U.S. Person or for the account or benefit of a U.S. Person. The Subscriber covenants that neither the Subscriber nor its affiliates nor any person acting on its or their behalf has the intention of entering or will enter during the Restricted Period, into any put option, short position or other similar instrument or position or any other hedging transactions or arrangements with respect to the Company’s common stock, and neither the Subscriber nor any of its affiliates nor any person acting on its or their behalf will use at any time Shares acquired pursuant to this agreement to settle any put option, short position or other similar instrument or position or any other hedging transaction or arrangement that may have been entered into before the execution of this agreement or during the Restricted Period.

2.6  No Sale in Violation of the Securities Laws. The Subscriber covenants that it will not knowingly sell transfer or otherwise dispose of the Shares in violation of the Act, the Securities and Exchange Act of 1934 (the “Exchange Act”) or the rules and regulations of the Commission. The Subscriber will only offer and sell the Shares pursuant to an effective registration statement under the Act or an exemption from the registration provisions of the Act.

2.7  Pre-existing Business Relationship. The Subscriber has a pre-existing business relationship with the Company that allows the Company to determine that (1) the Subscriber meets certain suitability standards and (2) the Subscriber has the level of knowledge and experience in finance to evaluate the merits and risks of the investment in the Shares.

2.8  Authority. The Subscriber has the full power and authority to sign, deliver and perform this agreement. This agreement, when signed and delivered by the Subscriber, constitutes a legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms.

2.9  No Reliance on Tax Advice. The Subscriber has reviewed with his, her or its own tax advisors the foreign, U.S. federal, state and local tax consequences of this investment, where applicable, and the transactions contemplated by this agreement. The Subscriber is relying solely on the advisors and not on any statements or representations of the Company or any of its agents with respect to the tax consequences and understands that the Subscriber (and not the Company) is responsible for the Subscriber’s tax liability that may arise as a result of this investment or the transactions contemplated by this agreement.

2.10  No Legal Advice from Company. The Subscriber acknowledges that it has had the opportunity to review this agreement and the transactions contemplated by it with its own legal counsel. The Subscriber is relying solely on its counsel and not on any statements or representations of the Company or any of its agents for legal advice with respect to this investment or the transactions contemplated by this agreement except for the representations, warranties and covenants specifically stated.

3.  Resales. The Subscriber acknowledges and agrees that the Shares may only be resold in compliance with Rules 903 or 904 under Regulation S, pursuant to a registration statement under the Act or pursuant to an exemption from registration under the Act. The Company will not register any transfer of Shares that does not comply with this Section 3. The Subscriber covenants that all offering materials and documents (other than press releases) used in connection with offers and sales of the Shares before the expiration of the Restricted Period must state that (i) the Shares have not been registered under the Securities Act and may not be offered or sold in the United States or to a U.S. person (as that term is defined in Rule 902 of Regulation S) unless they are registered under the Act or an exemption from the registration requirements of the Act is available, and that (ii) hedging transactions involving the Shares may not be conducted unless they comply with the Act. These statements must appear on the cover or inside cover page and in the underwriting section of any prospectus or offering circular and must appear in any advertisement used in connection with the offer or sale of the Shares.

4.  Legends; Subsequent Transfer of Shares. The certificates representing the Shares must bear the legend set forth in the first paragraph on the first page of this agreement and any other legend, if the legend or legends are reasonably required by the Company to comply with state, federal or foreign law.

5.  Entire Agreement; Amendment. This agreement constitutes the entire understanding and agreement between the parties, and no party is liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically stated in this agreement Except as expressly provided, neither this agreement nor any term of it may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of the amendment, waiver, discharge or termination is sought.

6.  Notices. Any notice or request required or permitted to be given by either the Company or the Subscriber pursuant to the terms of this agreement must be in writing and is deemed given when delivered personally or by facsimile with a hard copy to follow by two-day courier addressed to the parties at the addresses of the parties set forth at the end of this agreement or such other address as a party may request by notifying the other in writing.

7.  Counterparts. This agreement may be signed in any number of counterparts, each of which is enforceable against the parties actually signing the counterparts, and all of which together constitute one original instrument. Fax copies of this agreement shall be deemed originals.

8.  Severability. If any provision of this agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this agreement continues in full force and effect without the provision, except that the severability is not effective if it materially changes the economic benefit of this agreement to any party.

RECEIPT

Rentberry, Inc., a Delaware corporation (the “Company”), hereby acknowledges receipt of a check in the amount of $25 given by Denys Golubovskyi as consideration for 250,000 shares of Common Stock of the Company.

Dated: June 30, 2016	THE COMPANY:

RENTBERRY, INC.

	By:	/s/ Oleksiy Lyubynskyy
Name: Oleksiy Lyubynskyy
Title: President

RECEIPT AND CONSENT

The undersigned hereby acknowledges receipt of a certificate for 250,000 shares of Common Stock of Rentberry, Inc., a Delaware corporation (the “Company”).

The undersigned further acknowledges that the Secretary of the Company, or his or her designee, is acting as escrow holder pursuant to the Common Stock Purchase Agreement that Purchaser has previously entered into with the Company. As escrow holder, the Secretary of the Company, or his or her designee, holds the original of the aforementioned shares.

Dated: June 30, 2016	PURCHASER:

DENYS GOLUBOVSKYI

	By:	/s/ Denys Golubovskyi
Name: Denys Golubovskyi

	By:	/s/ Iryna Holubovska
Spouse